UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2012

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 2, 2012, Agenus Inc., a Delaware corporation (the “Company”), filed a prospectus supplement with the Securities and Exchange Commission which contemplates the sale of up to five million shares of the Company’s common stock from time to time in at-the-market offerings pursuant to an At Market Issuance Sales Agreement with MLV & Co. LLC (the “Sales Agent”), dated as of March 2, 2012 (the “2012 Sales Agreement”). Sales pursuant to the 2012 Sales Agreement will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any shares pursuant to the Agreement.

On March 2, 2012, in connection with the execution of the 2012 Sales Agreement, the Company issued a notice of termination pursuant to that certain At Market Issuance Sales Agreement, by and among us and MLV & Co. LLC, formerly McNicoll, Lewis & Vlak LLC, and Wm Smith & Co., as sales agents, dated as of February 26, 2010 (the “2010 Sales Agreement”). The termination is in accordance with the terms of the 2010 Sales Agreement and will be effective on March 12, 2012.

In order to file certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-164481), the Company is filing the 2012 Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the 2012 Sales Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated March 2, 2012.

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012		AGENUS INC.

	By:	/s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated March 2, 2012.

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1 above).